UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2013
(Date of earliest event reported)

THE AMERICAN ENERGY GROUP, LTD.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	87-0448843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)

1 Gorham Island, Suite 303
Westport, Connecticut	06880
(Address of principle executive offices)	(Zip Code)

(203) 222-7315
Issuer’s telephone number, including area code

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 5, 2013, the Registrant was informed by its independent registered public accounting firm, Morrill & Associates, LLC that the firm declined to continue as the Registrant’s auditors because Section 203 of the Sarbanes-Oxley Act requires rotation from the lead or coordinating audit partner having primary responsibility for the audit or review of the audit if such partner has performed services for the particular issuer in each of the five (5) prior fiscal years. As the former accountant, Morrill & Associates, LLC declined to continue as the Company’s auditors because its primarily responsible partner fell within the obligatory rotation provisions of the Sarbanes-Oxley Act.

On September 20, 2013, the Company signed a contract engaging the auditing firm of Pritchett, Siler & Hardy, P.C. as its auditors for the fiscal year ended June 30, 2013. Grant Hardy, CPA, of the firm shall serve as the audit partner with primary responsibility. The effective date of the engagement of Pritchett, Siler & Hardy, P.C. is September 20, 2013. The decision to change accountants was approved by the Board of Directors of the Company on September 9, 2013.

Neither the report of Morrill & Associates, LLC on the financial statements of Registrant dated June 30, 2011 or June 30, 2012, nor subsequent interim periods contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except that each financial statement contained a going concern qualification. We have had no disagreements with Morrill & Associates, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to Morrill & Associates, LLC’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements. There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, occurring within the Registrant’s two most recent fiscal years and the subsequent interim periods.

We have provided Morrill & Associates with a copy of the foregoing disclosure and have requested that it furnish us with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K a copy of the letter from Morrill & Associates, LLC as required by Item 304(a)(3) of Regulation S-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Number	Description

16.1	Letter from Morrill & Associates dated October 9, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN ENERGY GROUP, LTD.

Date: October 9, 2013	By:	/s/ Pierce Onthank
Pierce Onthank
Chief Executive Officer and President

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